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EXHIBIT 23.4

          CONSENT OF ROBERT H. ELLIS TO BEING NAMED IN THE REGISTRATION
                                    STATEMENT

     The undersigned hereby consents to being named in the Registration Statement on Form S-1 of Genometrix Incorporated (the "Company") as a person who has consented to become a director of the Company following the consummation of the public offering of shares registered under the Registration Statement.

                                                 /s/ Robert H. Ellis
                                                 -------------------------------
                                                 Robert H. Ellis
Dated March 13, 2000